Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Seadrill Limited of our report dated February 27, 2025 relating to the financial statements, which appears in Seadrill Limited’s Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ PricewaterhouseCoopers LLP

Watford, United Kingdom
June 5, 2026